THORNBURG MORTGAGE ASSET CORPORATION

                       AMENDMENT TO MANAGEMENT AGREEMENT

                               October 1, 1996

The Management Agreement between Thornburg Mortgage Asset Corporation, a Maryland corporation (the "Company") and Thornburg Mortgage Advisory Corporation, a Delaware corporation (the "Manager") is amended, effective October 1, 1996, as follows:

                                 RECITALS

         This amendment to the Management Agreement is being effected for the purpose of amending the management fees payable to the Manager pursuant to
Section 7(a) and (b) of the Agreement, as approved by the Board of Directors of the Company, including all of the independent directors, on September 18, 1996.

IT IS THEREFORE AGREED AS FOLLOWS:

    1. Section 7(a) of the Agreement is amended by deleting the existing paragraph setting forth the compensation formula in its entirety and inserting in its place the following paragraph:

               1.10% of the  first  $300  million  of  Average  Net  Invested
               Assets, plus .80% of the portion of Average Invested Net Assets above $300 million

    2. Section 7(b) of the Agreement is amended by deleting from the second line the number "25%" and substituting in its place the number "20%"

    3. The effective date of this amendment is October 1, 1996.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                            THORNBURG MORTGAGE ASSET CORPORATION:
                            a Maryland corporation (the "Company")

                            By: _____________________________
                            Its: President___________________

                            THORNBURG MORTGAGE ADVISORY CORPORATION, a Delaware corporation (the "Manager")

                            By: _____________________________
                            Its:_____________________________